ReliOn, Inc.

Financial Statements
Year Ended December 31, 2013

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

ReliOn, Inc.

Financial Statements

Year Ended December 31, 2013

ReliOn, Inc.

Independent Auditor’s Report

ReliOn, Inc.

Spokane, Washington

We have audited the accompanying financial statements of ReliOn, Inc., which comprise the balance sheet as of December 31, 2013, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReliOn, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As described in Note 1 to the financial statements, the 2012 financial statements have been restated to correct a misstatement.

As described in Note 13 to the financial statements, the ReliOn, Inc. entered into an Asset Purchase Agreement in April 2014, whereby all of the assets and certain liabilities were acquired by Plug Power Inc.

Other Matter

In our report dated August 19, 2013, we expressed an opinion that the 2012 financial statements did not fairly present the financial position of ReliOn, Inc. in accordance with accounting principles generally accepted in the United States of America because of a departure from such principles: During February 2012, the Company converted its Series A, B, C, D, and Junior Preferred Stock into Series 1 Preferred Stock. Accounting principles generally accepted in the United States of America required the newly issued Series 1 Preferred Stock to be recorded at fair value. However, the fair value of this security was not determined and therefore the Series 1 Preferred Stock was recorded at historical carrying value of the Series A, B, C, D and Junior Preferred Stock. As described in Note 1, the Company has changed its method of accounting for this Preferred Stock and restated its December 31, 2012 financial statements for the correction of this misstatement to conform with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Spokane, Washington

June 13, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

ReliOn, Inc.

Balance Sheet

December 31,	2013

Assets

Current Assets
Cash and cash equivalents	$4,609,009
Accounts receivable, net	1,525,740
Inventory, net	5,314,713
Prepaid expenses and other current assets	131,072

Total Current Assets	11,580,534

Property and equipment, net	696,410
Intangibles, net	1,834,060
Other assets	16,779

Total Assets	$14,127,783

See accompanying notes to financial statements.

ReliOn, Inc.

Balance Sheet

December 31,	2013

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Current Liabilities:
Revolving line of credit	$3,250,000
Accounts payable	1,407,357
Accrued compensation and expenses	650,493
Notes payable, current portion	5,625,602
Deferred revenue	120,565

Total Current Liabilities	11,054,017

Notes payable, less current portion	418,087

Total Liabilities	11,472,104

Commitments and Contingencies (Note 11)

Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, issuable in Series 1 and 2, $0.001 par value per share, 122,015,586 shares authorized
Series 1, 61,014,751 shares issued and outstanding (liquidation preference $91,522,127)	83,302,997
Series 2, 14,475,002 shares issued and outstanding (liquidation preference $6,500,000)	8,652,504

Total Redeemable Convertible Preferred Stock	91,955,501

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value, 900 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.001 par value, 150,000,000 shares authorized, 3,861,751 shares issued and outstanding	3,862
Additional paid-in capital (distributions in excess of capital)	(66,043,738)
Accumulated deficit	(23,259,946)

Total Stockholders’ Deficit	(89,299,822)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit	$14,127,783

See accompanying notes to financial statements.

ReliOn, Inc.

Statement of Operations

Year Ended December 31,	2013

Sales	$4,589,420
Cost of sales	4,241,024

Gross margin	348,396

Expenses
General and administrative	2,943,977
Product development	883,138
Sales and marketing	1,318,996
Research and engineering	2,504,236

Total Expenses	7,650,347

Loss from operations	(7,301,951)

Interest expense	(447,975)

Net Loss	(7,749,926)

Accretion of redeemable preferred stock	(48,160,306)

Net Loss Attributable to Common Stockholders	$(55,910,232)

See accompanying notes to financial statements.

ReliOn, Inc.

Statement of Redeemable Convertible Preferred Stock and Stockholders' Deficit

					Additional Paid In Capital (Distributions in excess of capital)	Accumulated Deficit	Total Stockholders’ Deficit
	Redeemable Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amounts

Balance, December 31, 2012 as reported	61,014,751	$91,239,484	3,861,751	$3,862	$828,397	$(87,590,871)	$(86,758,612)

Effect of restatement	—	(53,328,491)	—	—	(18,752,360)	72,080,851	53,328,491

Balance, December 31, 2012 as restated	61,014,751	37,910,993	3,861,751	3,862	(17,923,963)	(15,510,020)	(33,430,121)

Stock issued for cash, net of issuance cost	14,475,002	5,884,202	—	—	—	—	—

Accretion of redeemable preferred stock	—	48,160,306	—	—	(48,160,306)	—	(48,160,306)

Stock option compensation expense	—	—	—	—	40,531	—	40,531

Net loss	—	—	—	—	—	(7,749,926)	(7,749,926)

Balance, December 31, 2013	75,489,753	$91,955,501	3,861,751	$3,862	$(66,043,738)	$(23,259,946)	$(89,299,822)

See accompanying notes to financial statements.

ReliOn, Inc.

Statement of Cash Flows

Year Ended December 31,	2013

Cash Flows From Operating Activities
Net loss	$(7,749,926)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	390,723
Loss on disposal of property and equipment	63,580
Stock compensation expense	40,531
Accrued interest expense	343,279
Change in assets and liabilities
Accounts receivable	726,560
Inventory	(1,159,631)
Prepaid expenses and other current assets	(43,742)
Accounts payable and	(1,425,192)
Accrued compensation and expenses	17,839
Deferred revenue	65,944

Net Cash Used In Operating Activities	(8,730,035)

Cash Flows From Investing Activities
Purchases of property and equipment	(183,205)
Proceeds from the sale of property and equipment	2,299
Costs paid for patents	(471,861)

Net Cash Used In Investing Activities	(652,767)

Cash Flows From Financing Activities
Proceeds from borrowings	5,000,000
Payments on borrowings	(100,000)
Stock issued for cash, net of issuance cost	5,884,202

Net Cash Provided by Financing Activities	10,784,202

Net change in cash and cash equivalents	1,401,400
Cash and Cash Equivalents, beginning of year	3,207,609

Cash and Cash Equivalents, end of year	$4,609,009

Supplemental Disclosures of Cash Flow Information

Cash paid for interest	$149,198

Non-Cash Investing and Financing Activities
Intangibles acquired through financing	$800,410
Accretion of redeemable preferred stock	$48,160,306

See accompanying notes to financial statements.

ReliOn, Inc.

Notes to Financial Statements

1. Summary of Accounting Policies

Description of Business

ReliOn, Inc. (“the Company” or “ReliOn”) was incorporated in the State of Washington on June 19, 2003.  The Company designs, develops and integrates modular proton exchange membrane (PEM) fuel cell systems and related components for distributed power applications.  Products are commercially available worldwide.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with remaining maturities of three months or less at the time of purchase to be cash equivalents.  Cash equivalents are recorded at cost, which approximates fair value.

Accounts Receivable

Periodically, management reviews the accounts and writes off those receivables which it considers to be uncollectible, and provides allowances when necessary.  At December 31, 2013, management considered the accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts was recorded.

Inventory

Inventories are stated at the lower of cost or market.  Cost is determined using the weighted average cost method.  Costs include direct material, direct labor, and applicable manufacturing overhead.  The Company allocates fixed manufacturing overhead based on normal production capacity and recognizes abnormal manufacturing costs as period costs.  Rapid technological change and new product introductions and enhancements could result in excess or obsolete inventory.  The Company evaluates inventory levels and expected usage on a periodic basis and records inventory reserves as required.

Shipping and Handling Fees

Customer billings related to shipping and handling fees are recorded in net sales.  The Company records costs associated with shipping and handling fees in cost of sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets.  Leasehold improvements are amortized over the shorter of the life of the related assets or the term of the lease.  Expenditures for maintenance and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized.

The estimated useful lives of the Company’s assets are as follows:

ReliOn, Inc.

Notes to Financial Statements

Years

Molds, tools, and dies	3-7
Machinery and equipment	2-10
Computer equipment and software	3-5
Furniture and fixtures	5-10
Vehicles	6

Intangibles

Intangibles consist of internally developed patents and licensing fees paid for the use of patents.  The cost of internally developed patents consists of attorney fees related to issued patents and patents pending.  Intangibles are amortized once they are used in the manufacturing process on a straight-line basis over their estimated useful lives, generally ten years.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset.  If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset’s fair value.  During the year ending December 31, 2013, the Company did not recognize any impairments.

Revenue Recognition

For product sales, revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the sale price is fixed or determinable, and collectability is reasonably assured, which generally occurs at the time of shipment.  The Company’s revenues are derived from the sale of products and the performance of services. Products include fuel cell systems and cartridges to be used in the fuel cell systems.

The Company may offer arrangements with elements of multiple deliverables to its customers.  The Company allocates revenue in an arrangement with multiple deliverables using estimated selling prices of the delivered goods and services based on a selling price hierarchy.  These arrangements typically include site acquisition services, which include obtaining all appropriate permits and zoning determinations required for installation of the Company’s products; product, which typically includes fuel cell systems as well as cartridges; and installation services.  While the timing of the delivery of each deliverable can vary, generally site acquisitions occur one to three months prior to shipment of goods, followed by installation three to six months after shipment of goods.  For each unit of account (i.e. site acquisitions, product, and installations) the following factors are used to determine the estimated selling price: site acquisition and installation estimated selling prices are determined using a cost plus normal margin approach, and product estimated selling prices are determined using a standard price list.  Revenue for each unit of account is recognized using the estimated selling price approach when persuasive evidence of an arrangement exists, the services have been performed, the price of the service is fixed and determinable, and collectability is reasonably assured.  Typically each of the criteria specified are met for site acquisition services and installation services when the service is performed.

ReliOn, Inc.

Notes to Financial Statements

In certain arrangements the Company offers an acceptance period for customers to evaluate the product.  In these arrangements, the Company defers revenue on product sales until such time as the Company can reasonably estimate the amount of goods that will ultimately be accepted by the customer.  There was no deferred revenue at December 31, 2013, as a result of these arrangements.

Product Warranties

The Company’s products are accompanied by warranties of various durations against defects in material or workmanship.  Management makes an estimate on a periodic basis based on historical experience and future expectations of the probable future cost to be incurred in honoring the accompanying warranty and accrues a corresponding liability.  The warranty reserve of approximately $234,000 at December 31, 2013, is included in accrued expenses on the balance sheet.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss and credit carryforwards using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.  Valuation allowances are provided when it is more likely than not that a deferred tax asset will not be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Because of various factors affecting future costs and operations, actual results could differ from these estimates.  The Company’s most significant estimates and judgments relate to revenue recognition, warranty accruals, stock based compensation expense, recoverability of long-lived assets, inventory valuation, and fair value of equity instruments.

Concentration of Credit Risk

The Company maintains cash at high quality financial institutions.  At times the balances in these accounts may be in excess of the federal insurance limit of $250,000.  To date, the Company has not experienced a loss or lack of access to its cash and cash equivalents.  However, no assurance can be provided that access to the Company’s cash and cash equivalents will not be impacted by adverse economic conditions in the financial markets.

ReliOn, Inc.

Notes to Financial Statements

Advertising

Advertising costs, which totaled approximately $74,000 for the year ended December 31, 2013, are expensed as incurred.

Sales Taxes

The Company remits sales taxes to various taxing jurisdictions as a result of revenue earned from the sale of products and services to its customers.  Specific sales tax rates applicable to the Company’s products and services vary by taxing jurisdiction.  The Company records sales tax as a current liability at the time the revenue is earned.  The liability is relieved upon the remittance of the sales tax owed to the various taxing jurisdictions.  The Company’s presentation of sales taxes collected from customers and remitted to governmental authorities is on a net basis.

Restatement

The December 31, 2012 values in the Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit have been restated to show the effect of recording the Company’s Series 1 preferred stock issued in February 2012 at fair value in accordance with accounting principles generally accepted in the United States of America.  During February 2012, the Company converted its Series A, B, C, D, and Junior Preferred Stock into Series 1 Preferred Stock. Accounting principles generally accepted in the United States of America required the newly issued Series 1 Preferred Stock to be recorded at fair value. However, the fair value of this security was previously not determined and therefore the Series 1 Preferred Stock was originally recorded at historical carrying value of the Series A, B, C, D and Junior Preferred Stock. The restatement resulted in the Company’s redeemable convertible preferred stock decreasing by $53,328,491, accumulated deficit decreasing by $72,080,851, and additional paid in capital (distributions in excess of capital) decreasing by $18,752,360.  There was no impact on the previously report net loss as a result of the restatement.

In order to comply with the provisions of Accounting Standards Codification 480-10-S99, the Company has reclassified its redeemable convertible preferred stock from permanent equity to temporary equity.  As a result of this reclassification, the Company’s reported stockholders’ equity (deficit) as of December 31, 2012 decreased from $4,480,872 to ($33,430,121).

2. Inventory

Inventory consists of the following:

December 31,	2013

Raw materials	$4,431,325
Finished goods	883,388

$5,314,713

The total inventory reserve balance was $901,432 at December 31, 2013.

ReliOn, Inc.

Notes to Financial Statements

3. Property and Equipment

Property and equipment consist of the following:

December 31,	2013

Machinery and equipment, molds, tools and dies	$1,527,367
Furniture and fixtures	365,153
Computer equipment and software	1,001,709
Leasehold improvements	1,147,607
Vehicles	2,010

4,043,846
Accumulated depreciation and amortization	(3,347,436)

$696,410

Depreciation expense for the year ended December 31, 2013, was $252,641.

4. Intangibles

Intangibles consist of the following:

December 31,	2013

License fees	$1,233,410
Patents pending	160,193
Issued patents	1,527,865

2,921,468
Accumulated amortization	(1,087,408)

$1,834,060

Amortization expense for the year ended December 31, 2013, was $138,082.  Estimated future annual amortization of the patents in each of the next five years is approximately $100,000.

ReliOn, Inc.

Notes to Financial Statements

5. Line of Credit

In June 2010, the Company entered into a line of credit agreement which requires the Company to meet certain financial and operating covenants.  The agreement provides for borrowings of up to $3,250,000 subject to borrowing base limitations set forth in the agreement.  The line is secured by the Company’s assets and accrues interest at the prime rate plus 1.25%, but not less than the one month Libor Rate plus 2.5%.  At December 31, 2013, the Company had borrowings of $3,250,000 pursuant to this agreement.  Subsequent to year end the line of credit was fully repaid and terminated; as such no evaluation of covenant compliance was performed.

6. Notes Payable

Notes payable consists of the following at December 31, 2013:
2013
Note payable to Idatech, LLC for license fee arrangement entered into January 21, 2013, non-interest bearing (imputed interest of 6%), due in July 2015, less unamortized discount of $15,580.	$751,087

Senior Secured Subordinated Convertible Promissory Note and Security Agreement with Cummins Inc. entered into in January 2013, accruing interest at 6% per annum, principal and interest due July 15, 2014. Balance at December 31, 2013, includes $292,602 of accrued interest. The Note is convertible to Series 2 preferred shares at a price of $0.44905 at the discretion of Cummins Inc.	5,292,602

Total notes payable	6,043,689
Less: current portion	(5,625,602)

Notes payable, less current portion	$418,087

The scheduled maturities of notes payable as of December 31, 2013, are as follows:

Year Ending December 31,	Amount

2014	$5,625,602
2015	418,087

Total	$6,043,689

ReliOn, Inc.

Notes to Financial Statements

7. Redeemable Convertible Preferred Stock

The table below presents the activity of the Company’s redeemable convertible preferred stock for the year ended December 31, 2013:

	Series 1		Series 2		Total Redeemable Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2012 as reported	61,014,751	$91,239,484	—	$ —	61,014,751	$91,239,484

Effect of restatement	—	(53,328,491)	—	—	—	(53,328,491)

Balance, December 31, 2012 as restated	61,014,751	37,910,993	—	—	61,014,751	37,910,993

Stock issued for cash, net of issuance cost	—	—	14,475,002	5,884,202	14,475,002	5,884,202

Accretion of redeemable preferred stock	—	45,392,004	—	2,768,302	—	48,160,306

Balance, December 31, 2013	61,014,751	$83,302,997	14,475,002	$ 8,652,504	75,489,753	$91,955,501

ReliOn, Inc.

Notes to Financial Statements

In January 2013, the Company authorized the issuance of up to 60,015,586 shares of a new Series 2 Preferred Stock, and the issuance of up to 900 non-redeemable shares of a new Series A Preferred Stock. In addition, in January 2013, the Company entered into a Securities Purchase Agreement with Cummins Inc. Upon closing, the Company agreed to sell 14,475,002 shares of Series 2 Preferred Stock for proceeds of $6,500,000; the Company granted Cummins Inc. an option to purchase up to 33,403,852 additional shares of Series 2 Preferred Stock for an aggregate purchase price of $15,000,000, exercisable, in whole or in part, any time through July 15, 2014. The Company also agreed to sell and issue a Senior Secured Subordinated Convertible Promissory Note and Security Agreement in the principal amount of $5,000,000 as described in Note 6.

The significant rights and preferences of the various series of redeemable convertible preferred stock outstanding as of December 31, 2013, are as follows:

Conversion Rights

Series 1 and 2 Preferred Stock are convertible, at the option of the holder, into shares of Common Stock as is determined by dividing the original issue price, plus any unpaid dividends ($0 as of December 31, 2013), by the original issue price.

Voting Rights

Holders of Series 1 and 2 Preferred Stock have the right to one vote for each share of Common Stock into which such Series 1 or 2 Preferred Stock could then be converted. Common Stock and Series 1 and 2 Preferred Stock vote together as a single class on all matters.

Dividend Rights

Holders of Series 1 and 2 Preferred Stock are entitled to dividends of 7% of the original issue price of the shares prior to holders of common stock if the Board of Directors declares a dividend.  Dividends are non-cumulative.

Liquidation Preferences

Series 2 Preferred Stock has liquidation preference over all other holders of any other class or series of capital stock, in the amount of $0.44905 per share, plus unpaid dividends. After payments of all liquidation preferences are made to the holders of Series 2, Series 1 Preferred Stock has a liquidation preference of $1.50 per share, plus unpaid dividends.

Redemption Rights

The outstanding shares of Series 1 and 2 Preferred Stock are not mandatorily redeemable; however they may be redeemed at the option of the investor or the Company. The redemption option is available at the later of December 31, 2014, or when the Convertible Note (see Note 6) is paid off. The shares are redeemable for $196,044,253 at the redemption date and are being accreted to the redemption value using the effective interest method.

ReliOn, Inc.

Notes to Financial Statements

8. Stock-Based Compensation

The 2003 Equity Incentive Plan, as amended in January 2011, provides for the grant of options to purchase up to 16,200,000 shares of common stock.  Common stock option awards are generally granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant, which is based on the value of the Company on the date of issuance.

Upon an employee’s termination of employment, the Company has a right to repurchase any or all of the unvested shares from the employee at the lesser of the purchase price of the shares, less any cash dividends paid or payable, or the fair market value of the shares as of the date of termination.

The Company accounts for stock compensation expense using the modified prospective method. Compensation expense is recognized only for those options expected to vest, with estimated forfeitures based on the Company’s historical experience and future expectations.

The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards.  Compensation expense for all options are amortized ratably over the requisite service periods of the awards, which are generally the vesting periods.  The assumptions below are used by the Company to determine the fair value of stock-based awards.

Expected Life- The expected life of options granted represents the period of time for which the options are expected to be outstanding. Management estimated the expected life based on historical experience of options granted.

Expected Volatility- The expected volatility is based on the historical volatility of several of the Company’s public company competitors over a period similar to the expected life of the options.

Risk-Free Interest Rate- The risk-free interest rate is derived from the United States’ Treasury yield curve in effect at the date of the grant.

Dividends- The Company does not currently anticipate paying any cash dividends on its common stock. Consequently, the Company used an expected dividend yield of zero in the Black-Scholes option pricing model.

Forfeitures- Accounting guidance requires the Company to estimate forfeitures at the time of the grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimated.  To estimate an expected forfeiture rate, the Company examined the historical forfeitures for each option grant over the past three years.

There were no stock options granted during the year ended December 31, 2013.

ReliOn, Inc.

Notes to Financial Statements

All outstanding options to acquire shares of common stock have an exercise price of $0.13, $0.15 or $0.20, expire 10 years after date of issuance and vest in varying amounts primarily over 4 years. The following table summarizes stock option activity related to shares of common stock for the year ended December 31, 2013.

Outstanding at December 31, 2012	8,964,892
Granted	—
Exercised	—
Cancelled	(624,582)

Outstanding at December 31, 2013	8,340,310

At December 31, 2013, the weighted average remaining contractual life of stock options outstanding and exercisable was 7.7 years, with a weighted average exercise price of $0.17.  During the year ended December 31, 2013, there were 580,063 options that vested with a total fair value of $49,214.

There were no options exercised during the year ended December 31, 2013.

As of December 31, 2013, the Company anticipates recording approximately $17,000 and $7,000, in stock based compensation expense over the remaining service period of three years.

At December 31, 2013, all options are exercisable, and 4,276,822 options are available for future grant.

Employee stock-based compensation expense related to the granting of options of $40,531 was recorded for the year ended December 31, 2013.

9. Income Taxes

For the year ended December 31, 2013, the Company incurred a net operating loss, and increased the valuation allowance against the net deferred tax assets.  Thus, the Company has no income tax provision.

A reconciliation of the Company’s effective tax rate with the statutory income tax rate during the year is as follows:

Year ended December 31,	2013

Federal income tax benefit at statutory rate	(34.0%)
State taxes, net of federal benefit	(4.0%)
Non-deductible permanent differences	0.1%
Change in valuation allowance	37.9%

Effective Income Tax Rate	0%

ReliOn, Inc.

Notes to Financial Statements

Significant components of deferred tax assets are as follows:

December 31,	2013

Deferred Tax Assets
Current
Inventory	$342,544
Accrued compensation	67,075
Warranty reserve	88,741
Valuation allowance	(498,360)
—

Long-term
Property and equipment	114,697
Patents	12,981
Donations	8,243
Research and development credits	1,731,193
Net operating loss carry-forwards	35,395,321
Valuation allowance	(37,262,435)
—

Total Deferred Tax Assets, Net	$—

The Company’s net operating loss carry-forwards begin expiring in 2023.  The Company has been through many significant equity infusions since inception.  While the Company does not believe an ownership change has occurred that could limit their ability to utilize various tax attributes, a detailed calculation has not been performed.  If an ownership change had occurred, a material reduction in the Company’s deferred tax attributes and a corresponding reduction in valuation allowance would occur.

The Company has adopted ASC 740-10 (Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB No. 109 (FIN 48)).  The Company has determined there are not any material unrecognized tax positions, and the Company does not anticipate any significant changes during the next 12 months.  Accordingly, the Company had no unrecognized tax benefits or related penalties and interest at December 31, 2013.  The Company’s policy is to classify interest and penalties on any unrecognized tax benefits in income tax expense.  With few exceptions, the Company is subject to examination in all federal and state jurisdictions starting in 2003.

ReliOn, Inc.

Notes to Financial Statements

10. Concentrations

The following represents the concentrations that the Company experienced with respect to total revenue for the year ended December 31, 2013

Year Ending December 31,	2013

Customer A	27%
Customer B	25%
Customer C	11%

The following represents the concentrations that the Company experienced with respect to total accounts receivable as of December 31, 2013:

December 31,	2013

Customer A	74%
Customer B	16%

The Company has no concentrations with respect to total purchases for the year ended December 31, 2013.

11. Commitments and Contingencies

The Company has agreed to pay a government agency a royalty equal to 1% of all net revenues earned through December 31, 2013, for sales of fuel cell systems that include natural gas reformers for single-family residences.  The royalty is capped at $1 million per calendar year.  The Company did not sell natural gas reformers for any fuel cell application during the year ended December 31, 2013.

The Company has non-cancelable operating leases for the rental of office and storage space which expire at various dates through August 2015.  Certain leases allow the Company, at its option, to terminate the leases after a stated period of time with 180 days notice and a termination fee.

The following is a schedule of future minimum rental payments for building space under non-cancelable operating leases:

Year Ending December 31,	Total

2014	$264,864
2015	176,576

Total	$441,440

Rental expense for the year ended December 31, 2013, was $339,826.

ReliOn, Inc.

Notes to Financial Statements

In the normal course of business, the Company may be a party to various legal claims, actions, and complaints.  The Company believes that the disposition of these matters will not have a material adverse effect on the financial statements.

12. Employee Savings Plan

On June 1, 2004, the Company adopted the ReliOn, Inc. 401(k) Plan (“the Plan”).  On February 10, 2005, the Plan was amended to allow all employees, regardless of hire date, to participate in the plan.  Under the terms of the plan, employees may make voluntary contributions to the Plan.  The Company may also make contributions to the Plan, which is determined annually by the Board of Directors.  The Company did not make a contribution to the plan for the year ended December 31, 2013.

13. Subsequent Events

The Company has evaluated subsequent events through June 13, 2014, which is the date that the financial statements were available to be issued.  The following significant events occurred:

In April 2014, the Company entered into an Asset Purchase Agreement with Plug Power Inc. Upon closing, the Company agreed to sell the assets of the Company for a purchase price of $4,000,000. In addition Plug Power Inc. agreed to assume the liabilities of the Company except for the note payable to Cummins Inc.  The $4,000,000 consideration was in the form of Plug Power Inc. common stock, which was assigned to Cummins Inc. in satisfaction of the note payable.